Ethema Signs LOI on Acquisition of a majority Interest in Biohazard Health Services LLC

West Palm Beach, FL, June 16, 2020 – Ethema Health Corporation (OTCQB: GRST) (“Ethema” “GRST” or the “Company”), has signed an LOI to purchase a majority interest in Biohazard Health Services LLC of West Palm Beach, Florida (“Covid Clear”), or the (“Vendor”), is an environmental services company providing disinfecting, testing and training services to companies and institutions to provide their employees and customers with safe work and meeting spaces. The Vendor operates under its brand name Covid Clear and offers its customers a unique product through airborne delivery on a constant basis to keep spaces continuously disinfected. Covid Clear has a number of companies and institutions who have purchased services locally in Florida.

The LOI contemplates the purchase of the majority interest (51%) for $5,000,000.00 in a series of three tranches. The funds are to be retained by Covid Clear for working capital purposes. The first tranche buys 25% of Covid Clear for a payment of $250,000.00. The second and third tranches are dependent on Covid Clear reaching certain sales revenue thresholds. The second tranche buys an additional 15% for a payment of $1,750,000.00 and the third buys an additional 10% for a payment of $3,000,000.00. The initial closing is set for June 30, 2020. In addition to the majority interest in Covid Clear Ethema is buying the exclusive right to distribute the Covid Clear products in Canada on a royalty basis and an exclusive right to sell to the addiction treatment industry in the United States on a commission basis. Ethema will be issuing $100,000 of restricted Ethema common stock for these rights.

The Covid Clear product can aid in decreasing the spread of viruses and provides a safety net for customers and employees while in the workplace. This is a functional electrolyzed water enhanced with NaCl Electrolytes. In short, it is non-toxic, safe for kids, pets, clothes, odorless, food safe, noncorrosive, and poses no respiratory hazards. This means it can be used during and while there are customers or employees in the area.

“The product is an Inert water-based ionic solution that is generated electrolytically from a Sodium Chloride (NaCl) electrolyte solution. This positively charged product spreads evenly across all surfaces to disinfect Viruses like the SARS-COV2, Bacteria and Fungi”, said John Dietz, the President and one of the founders of the Vendor.

Covid Clear began taking orders for their programs in April of 2020 and has signed reoccurring purchase agreements with multiple customers. Businesses are seeing this as a method to safely open and operate for both their customers and employees with a cost-effective mechanism. The Company will continue its due diligence and will require raising additional new funds to complete the initial phase of the acquisition. The process will need to move quickly to a closing in order to meet the Vendors requirement for capital to meet the demands of its customers.

“We came across this opportunity while sourcing disinfectant services for the opening of the Company new treatment center. Their need for capital to meet customer demand was an opportunity for us to add tremendous value to our Company. The unique product will make our new treatment center safe for clients and staff and give us a competitive advantage over other treatment centers”, said Shawn Leon CEO of the Company.

About Ethema Health Corporation

Ethema Health Corporation (OTCQB: GRST) operates in the behavioral healthcare space specifically in the treatment of substance use disorders. Ethema developed a unique style of treatment over the last eight years and has had much success with in-patient treatment for adults. Ethema will continue to develop world class programs and techniques for North America. For more information you can visit our website at www.ethemahealth.com .

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For information please contact:

Ethema Health Corporation

416-500-0020

shawn@ethemahealth.com